Exhibit 99.1

Fluent Announces Second Quarter 2025 Financial Results; Commerce Media Solutions Annual Revenue Run Rate Exceeds $80 Million

•	Q2 2025 revenue of $44.7 million; H1 2025 revenue of $99.9 million
•	Q2 2025 Commerce Media Solutions revenue grew 121% to $16.1 million, representing 36% of consolidated revenue from $7.3 million or 12% of consolidated revenue in Q2 2024
•

Commerce Media Solutions annual revenue run rate now exceeds $80 million, reflecting a 23% quarter-over-quarter increase and strong momentum in executing the Company's strategic pivot to this higher growth market

•	Expect adjusted EBITDA profitability in Q4 2025 as well as full-year double-digit revenue growth and full-year adjusted EBITDA profitability in 2026
•	Subsequent to the quarter, raised $10.3 million from new investors and insiders

New York, NY – August 19, 2025 – Fluent, Inc. (NASDAQ: FLNT), a commerce media solutions provider, today reported unaudited financial results for the second quarter ended June 30, 2025.

Don Patrick, Chief Executive Officer of Fluent, commented, "We saw continued strong performance from our Commerce Media Solutions business with revenue growth of 121% year-over-year and run rate growth of 23% compared to the first quarter of 2025. We expect to continue to drive substantial growth through the back half of the year as we go live with top-tier media partners like Authentic Brands Group. Commerce Media Solutions margins were lower than historical levels in the second quarter as we strategically expanded into new placements beyond post-transaction and offered early-term contract incentives to secure some longer-term media partner contracts. We expect margins to normalize over time as we continue to expand our list of top-tier media partners.

“As expected, owned and operated revenue declined in the quarter as we reallocate resources towards Commerce Media Solutions. As a percentage of revenue, Commerce Media Solutions contributed 36% to total revenue in the second quarter as compared to 23% of total revenue in the first quarter of 2025, demonstrating encouraging sequential growth. We expect Commerce Media Solutions to become the majority revenue contributor in the second half of 2025, representing a key milestone and inflection point for our business."

Mr. Patrick concluded, "We are achieving meaningful progress and demonstrated success with our long-term growth strategy and remain committed to driving enhanced growth and value for our shareholders as we move into the second half of 2025. With our visibility today, we expect adjusted EBITDA profitability in the fourth quarter of 2025, as well as full-year double-digit consolidated revenue growth and full-year adjusted EBITDA profitability in 2026.”

Second Quarter Financial Highlights

•

Revenue of $44.7 million, a decrease of 24%, compared to $58.7 million in Q2 2024

• Owned and Operated revenue decreased 49% to $21.4 million compared to $42.0 million in Q2 2024, as the Company continued its shift in focus and revenue mix to Commerce Media Solutions

• Commerce Media Solutions revenue increased 121% to $16.1 million, compared to $7.3 million in Q2 2024

•	Net loss of $7.2 million, or $0.30 per share, compared to a net loss of $11.6 million, or $0.75 per share, for Q2 2024.
•

Gross profit (exclusive of depreciation and amortization) of $10.3 million, a decrease of 18% compared to Q2 2024 and representing 23% of revenue. Commerce Media Solutions reported gross profit (exclusive of depreciation and amortization) of $2.9 million, an increase of 43% over Q2 2024 and representing 18% of revenue for Q2 2025.

•

Media margin of $11.9 million, a decrease of 24% compared to Q2 2024 and representing 26.7% of revenue. Commerce Media Solutions reported media margin of $3.2 million, an increase of 45% over Q2 2024 and representing 20.0% of revenue for Q2 2025.

•	Adjusted EBITDA loss of $2.8 million, an improvement of $1.7 million, compared to Q2 2024 and representing 6% of revenue
•	Adjusted net loss of $5.8 million, or $0.24 per share, compared to $7.3 million, or $0.47 per share, for Q2 2024

Six Months Ended June 30, 2025 Financial Highlights

•

Revenue of $99.9 million, a decrease of 20%, compared to $124.7 million in Q2 2024

• Owned and Operated revenue decreased 39% to $52.5 million compared to $86.7 million in H1 2024, as the Company continued its shift in focus and revenue mix to the more predictable commerce media business

• Commerce Media Solutions revenue increased 110% to $28.7 million compared to $13.7 million in H1 2024

•	Net loss of $15.5 million, or $0.68 per share, compared to a net loss of $17.9 million, or $1.11 per share, for H1 2024.
•

Gross profit (exclusive of depreciation and amortization) of $21.7 million, a decrease of 30% compared to H1 2024 and representing 22% of revenue. Commerce Media Solutions reported gross profit (exclusive of depreciation and amortization) of $5.7 million, an increase of 48% over H1 2024 and representing 20% of revenue.

•

Media margin of $25.7 million, a decrease of 32% compared to H1 2024 and representing 25.7% of revenue. Commerce Media Solutions reported media margin of $6.3 million, an increase of 50% over H1 2024 and representing 22.0% of revenue.

•	Adjusted EBITDA of negative $5.9 million, a decrease of $2.0 million compared to H1 2024 and representing 6% of revenue
•	Adjusted net loss of $12.5 million, or $0.55 per share, compared to $11.5 million, or $0.72 per share, for H1 2024

Business Outlook & Goals

•

Accelerate growth of Fluent’s Commerce Media Solutions business and establish it as a leader in the performance marketing sector among both media partners and advertisers to capitalize on the growing demand for this advertising channel across numerous high-volume market verticals.

•	Win top-tier media partners in new, diverse market verticals that demonstrate Fluent’s depth and breadth of commerce media offerings in this competitive, high growth market.
•	Leverage 14-year leadership position at the forefront of customer acquisition and robust database of first-party user data to differentiate Fluent from competitors in the commerce media space.
•	Position Fluent for long-term sustainable value creation supported by the growth of Commerce Media Solutions, which continues to grow at a triple-digit rate and scale as a percentage of consolidated revenue.
•	Leverage AI capabilities and proprietary first-party data to improve monetization of commerce media placements and return Commerce Media Solutions gross margin to the high twenties.
•	Given current visibility, the Company expects adjusted EBITDA profitability in the fourth quarter of 2025, as well as full-year double-digit consolidated revenue growth and full-year adjusted EBITDA profitability in 2026.

  Conference Call

Fluent, Inc. will host a conference call on Tuesday, August 19, 2025, at 4:30 PM ET to discuss its 2025 second quarter financial results. The conference call can be accessed by phone after registering online at https://register-conf.media-server.com/register/BIbb274d716bf54ff8a884c69d79300423. The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://edge.media-server.com/mmc/p/3q2n32pp. The replay will be available for one year, via the Fluent website https://investors.fluentco.com.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a commerce media solutions provider connecting top-tier brands with highly engaged consumers. Leveraging exclusive ad inventory, robust first-party data, and proprietary machine learning, Fluent unlocks additional revenue streams for partners and empowers advertisers to acquire their most valuable customers at scale. Founded in 2010, Fluent uses its deep expertise in performance marketing to drive monetization and increase engagement at key touchpoints across the customer journey. For more insights visit http://www.fluentco.com/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•

Compliance with the covenants of our credit agreement in light of current business conditions, the current uncertainty of which raises substantial doubt about our ability to continue as a going concern;

•	Ability to operate in a competitive, rapidly changing and highly regulated industry, which makes it difficult to evaluate our business and prospects;
•	Dependence on the gaming industry;
•	Unfavorable publicity and negative public perception about the digital marketing industry or us;
•	A sudden reduction in online marketing spend by our clients, a loss of clients or lower advertising yields;
•	Credit risk from certain clients;
•	Our relative inexperience in the post-transaction commerce media business, which is currently dominated by a major player;
•	Investment in growing our Commerce Media Solutions business may continue to compress margins, and our ability to improve profitability over time is uncertain;
•	Our need to continue investing in technology for our Commerce Media Solutions business;
•	Our competitive disadvantage due to our more selective approach to traffic sources;
•	A decline in the supply of media available to us through third parties or an increase in the price of such media;
•	Potential loss of competitiveness from slow mobile adoption and CRM dependence;
•	Our growing reliance on inbound calls for our Call Solutions business, particularly in the health plan vertical, which may become cost-prohibitive to sustain;
•	Challenges scaling infrastructure and products to support growth while maintaining profitability;
•	Global economic or political instability, including the potential impact of tariffs on our business;
•	Challenges managing the complexity of our international operations and workforce;
•	Strategic alternatives that could complicate operations or divert management's attention;
•	Dependence on our key personnel and ability to attract or retain employees;
•	Dependence upon third-party service providers and potential liability related to their actions or platform malfunctions;
•	Compliance with a significant number of governmental laws and regulations, including those regarding telemarketing, email marketing, text messaging, privacy, and data protection;
•	The outcome of litigation, inquiries, investigations, examinations, or other legal proceedings in which we are or may become involved, or in which our clients or competitors are involved;
•	Potential sales and use taxes and other taxes on our business;
•	Our actual or perceived failure to safeguard any personal information or user privacy;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Potential liability or expenses for legal claims based on the nature and content of the materials we create or distribute, including those provided by third parties, as a creator and a distributor of digital media content;
•	Our need to raise capital to fund our operations;
•	Our ability to maintain our listing on The Nasdaq Capital Market;
•	The volatility of our stock price and concentration of stock ownership;
•	Potential dilutive effect of any future issuances of shares of our common stock;
•	Lack of cash dividends for the foreseeable future;
•	Status of a smaller reporting company and non-accelerated filer, which involves certain reduced governance and disclosure requirements; and

These and additional factors to be considered are set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations, except as required by law.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	June 30, 2025	December 31, 2024
ASSETS:
Cash and cash equivalents	$4,929	$9,439
Accounts receivable, net of allowance for credit losses of $502 and $487, respectively	31,227	46,532
Prepaid expenses and other current assets	9,119	8,729
Current restricted cash	1,673	1,255
Total current assets	46,948	65,955
Non-current restricted cash	710	—
Property and equipment, net	193	304
Operating lease right-of-use assets	3,214	1,570
Intangible assets, net	19,618	21,797
Other non-current assets	3,788	3,991
Total assets	$74,471	$93,617
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$8,715	$8,776
Accrued expenses and other current liabilities	19,696	21,905
Deferred revenue	335	556
Current portion of long-term debt	19,860	31,609
Current portion of operating lease liability	1,045	1,836
Total current liabilities	49,651	64,682
Long-term debt, net	—	250
Convertible Notes, at fair value with related parties	3,322	3,720
Operating lease liability, net	2,375	9
Other non-current liabilities	—	1
Total liabilities	55,348	68,662
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 25,037,334 and 20,791,431, respectively; and Shares outstanding — 24,268,739 and 20,022,836, respectively	50	47
Treasury stock, at cost — 768,595 and 768,595 Shares, respectively	(11,407)	(11,407)
Additional paid-in capital	456,767	447,110
Accumulated deficit	(426,287)	(410,795)
Total shareholders' equity	19,123	24,955
Total liabilities and shareholders' equity	$74,471	$93,617

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$44,706	$58,717	$99,916	$124,700
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	34,426	46,109	78,201	93,457
Sales and marketing	3,218	4,605	7,288	9,417
Product development	2,941	4,717	6,339	9,557
General and administrative	8,748	8,856	17,330	19,221
Depreciation and amortization	2,479	2,567	4,940	5,138
Goodwill and intangible assets impairment	—	2,241	—	2,241
Total costs and expenses	51,812	69,095	114,098	139,031
Loss from operations	(7,106)	(10,378)	(14,182)	(14,331)
Interest expense, net	(702)	(1,015)	(1,582)	(2,430)
Fair value adjustment of Convertible Notes with related parties	478	—	398	—
Loss on early extinguishment of debt	—	(1,009)	—	(1,009)
Loss before income taxes	(7,330)	(12,402)	(15,366)	(17,770)
Income tax benefit (expense)	107	775	(126)	(133)
Net loss	$(7,223)	$(11,627)	$(15,492)	$(17,903)

Basic and diluted loss per share:
Basic	$(0.30)	$(0.75)	$(0.68)	$(1.11)
Diluted	$(0.30)	$(0.75)	$(0.68)	$(1.11)

Weighted average number of shares outstanding:
Basic	24,061,803	15,534,989	22,661,951	16,115,293
Diluted	24,061,803	15,534,989	22,661,951	16,115,293

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,492)	$(17,903)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,940	5,138
Non-cash loan amortization expense	365	837
Non-cash gain on contingent consideration	—	(250)
Non-cash loss on early extinguishment of debt	—	1,009
Share-based compensation expense	666	1,030
Fair value adjustment of Convertible Notes with related parties	(398)	—
Goodwill impairment	—	1,261
Impairment of intangible assets	—	980
Non-cash loss on asset write-off	698	—
Allowance for credit losses	18	71
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	15,287	1,280
Prepaid expenses and other current assets	(490)	(1,579)
Other non-current assets	134	191
Operating lease assets and liabilities, net	(69)	(168)
Accounts payable	(61)	(3,140)
Accrued expenses and other current liabilities	(2,329)	(1,443)
Deferred revenue	(221)	474
Other	(1)	(987)
Net cash provided by (used in) operating activities	3,047	(13,199)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(3,200)	(3,542)
Acquisition of property and equipment	(31)	—
Net cash used in investing activities	(3,231)	(3,542)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	34,332	42,917
Repayments of long-term debt	(46,377)	(44,475)
Debt financing costs	(125)	(968)
Proceeds from issuance of pre-funded and common stock warrants	8,972	9,900
Net cash (used in) provided by financing activities	(3,198)	7,374
Net decrease in cash, cash equivalents, and restricted cash	(3,382)	(9,367)
Cash, cash equivalents, and restricted cash at beginning of period	10,694	15,804
Cash, cash equivalents, and restricted cash at end of period	$7,312	$6,437

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as a percentage of revenue.

Adjusted EBITDA is defined as net income (loss), excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) goodwill impairment, (7) impairment of intangible assets, (8) fair value adjustment of Convertible Notes with related parties, (9) acquisition-related costs, (10) restructuring and other severance costs, and (11) certain litigation and other related costs.

Adjusted net income is defined as net income (loss) excluding (1) share-based compensation expense, (2) loss on early extinguishment of debt, (3) goodwill impairment, (4) impairment of intangible assets, (5) fair value adjustment of Convertible Notes with related parties (6) acquisition-related costs, (7) restructuring and other severance costs, and (8) certain litigation and other related costs. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2025	2024	2025	2024
Revenue	$44,706	$58,717	$99,916	$124,700
Less: Cost of revenue (exclusive of depreciation and amortization)	34,426	46,109	78,201	93,457
Gross profit (exclusive of depreciation and amortization)	$10,280	$12,608	$21,715	$31,243
Gross profit (exclusive of depreciation and amortization) % of revenue	23%	21%	22%	25%
Non-media cost of revenue(1)	1,663	3,057	3,959	6,561
Media margin	$11,943	$15,665	$25,674	$37,804
Media margin % of revenue	26.7%	26.7%	25.7%	30.3%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable U.S. GAAP measure, for Commerce Media Solutions.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2025	2024	2025	2024
Revenue	$16,080	$7,292	$28,740	$13,668
Less: Cost of revenue (exclusive of depreciation and amortization)	13,200	5,272	23,047	9,825
Gross profit (exclusive of depreciation and amortization)	$2,880	$2,020	$5,693	$3,843
Gross profit (exclusive of depreciation and amortization) % of revenue	18%	28%	20%	28%
Non-media cost of revenue(1)	337	199	635	375
Media margin	$3,217	$2,219	$6,328	$4,218
Media margin % of revenue	20.0%	30.4%	22.0%	30.9%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net loss, which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Net loss	$(7,223)	$(11,627)	$(15,492)	$(17,903)
Income tax (benefit) expense	(107)	(775)	126	133
Interest expense, net	702	1,015	1,582	2,430
Depreciation and amortization	2,479	2,567	4,940	5,138
Share-based compensation expense	331	430	666	1,030
Loss on early extinguishment of debt	—	1,009	—	1,009
Goodwill impairment	—	1,261	—	1,261
Impairment of intangible assets	—	980	—	980
Fair value adjustment of Convertible Notes with related parties	(478)	—	(398)	—
Acquisition-related costs(1)	1,213	25	1,094	807
Restructuring and other severance costs	10	611	1,325	1,276
Certain litigation and other related costs	300	—	300	—
Adjusted EBITDA	$(2,773)	$(4,504)	$(5,857)	$(3,839)

(1)

Balance includes compensation expense related to non-compete agreements and earn-out expense incurred as a result of business combinations, and non-cash loss on asset write-offs. The earn-out expense was ($9) and ($14) for the three months ended June 30, 2025 and 2024, respectively, and ($128) and $137 for the six months ended June 30, 2025 and 2024, respectively. The non-compete agreements expense was $412 and $412 for the three months ended June 30, 2025 and 2024, respectively, and $412 and $825 for the six months ended June 30, 2025 and 2024, respectively. Additionally, there was a non-cash loss on asset write-off in the amount of $698 for the three and six months ended June 30, 2025.

Below is a reconciliation of adjusted net income and the related measure of adjusted net income per share from net income (loss), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2025	2024	2025	2024
Net loss	$(7,223)	$(11,627)	$(15,492)	$(17,903)
Share-based compensation expense	331	430	666	1,030
Loss on early extinguishment of debt	—	1,009	—	1,009
Goodwill impairment	—	1,261	—	1,261
Impairment of intangible assets	—	980	—	980
Fair value adjustment of Convertible Notes with related parties	(478)	—	(398)	—
Acquisition-related costs(1)	1,213	25	1,094	807
Restructuring and other severance costs	10	611	1,325	1,276
Certain litigation and other related costs	300	—	300	—
Adjusted net loss	$(5,847)	$(7,311)	$(12,505)	$(11,540)
Adjusted net loss per share:
Basic	$(0.24)	$(0.47)	$(0.55)	$(0.72)
Diluted	$(0.24)	$(0.47)	$(0.55)	$(0.72)
Weighted average number of shares outstanding:
Basic	24,061,803	15,534,989	22,661,951	16,115,293
Diluted	24,061,803	15,534,989	22,661,951	16,115,293

(1)

Balance includes compensation expense related to non-compete agreements and earn-out expense incurred as a result of business combinations, and non-cash loss on asset write-offs. The earn-out expense was ($9) and ($14) for the three months ended June 30, 2025 and 2024, respectively, and ($128) and $137 for the six months ended June 30, 2025 and 2024, respectively. The non-compete agreements expense was $412 and $412 for the three months ended June 30, 2025 and 2024, respectively, and $412 and $825 for the six months ended June 30, 2025 and 2024, respectively. Additionally, there was a non-cash loss on asset write-off in the amount of $698 for the three and six months ended June 30, 2025.

We present media margin, adjusted EBITDA, and adjusted net income as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented.

Adjusted net income, as defined above, excludes certain items that are recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the U.S. GAAP measure of net (loss) income.

Media margin, adjusted EBITDA, adjusted net income, and adjusted net income per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with U.S. GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA, and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Annual Revenue Run Rate

Annual Revenue Run Rate is an operational metric that represents the annualized revenue of the Company’s media partnerships at current monetization levels, as of the end of the reporting period. The Company calculates Annual Revenue Run Rate as follows:

•

Media partners within Commerce Media Solutions with an active contract are assessed and assigned an annual media volume estimate based on the active term of the contract and the monetization rate at the end of the reporting period. The Company considers a media partner contract to be active when the contractual term commences (the "start date") until its right to serve the partner’s commerce traffic ends. Even if the contract with the customer is executed before the start date, the contract will not count toward Annual Revenue Run Rate until the media partner’s right to receive the benefit of the services has commenced.

•

As Annual Revenue Run Rate includes only contracts that are active at the end of the reporting period, it does not reflect assumptions or estimates regarding new business. For contracts expiring within 12 months of the period-end calculation date, Annual Revenue Run Rate does reflect expectations of renewal.

•

The Company’s Commerce Media Solutions platform provides the technology to effectively monetize the partner’s media by placing relevant ads at a contracted moment of consumer engagement. Although from inception to date, improvements in the platform’s AI-powered technology have consistently driven increased rates of monetization, for the purpose of Annual Revenue Run Rate, the Company assumes a consistent monetization level to that as measured on each media partner at the end of the reporting period.

The way the Company measures Annual Revenue Run Rate may not be comparable to similarly titled measures presented by other companies and should not be viewed as a projection of future revenue.

Contact Information:

Investor Relations

Fluent, Inc.

InvestorRelations@fluentco.com